EXHIBIT 10.1
SEVENTH AMENDMENT TO CREDIT AGREEMENT
     THIS SEVENTH AMENDMENT TO CREDIT AMENDMENT (this “Amendment”) is made and entered into as of September ___ 2008, by and among VOLUME SERVICES AMERICA, INC., a Delaware corporation (“VSA”), VOLUME SERVICES, INC., a Delaware corporation (“VS”), SERVICE AMERICA CORPORATION, a Delaware corporation (“SAC”) (VSA, VS and SAC are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), CENTERPLATE, INC., a Delaware corporation (“Holdings”), the Lenders signatory hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as the Administrative Agent (“Administrative Agent”).
Statement of Facts
     A. Borrowers, Holdings, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 1, 2005, as amended by that certain (i) First Amendment to Credit Agreement, dated as of April 15, 2005, (ii) Consent and Amendment, dated as of September 30, 2005, (iii) Third Amendment to Credit Agreement, dated as of June 8, 2007, (iv) Waiver and Fourth Amendment to Credit Agreement, dated as of March 10, 2008, (v) Consent and Fifth Amendment to Credit Agreement, dated as of April 1, 2008, and (vi) Sixth Amendment to Credit Agreement dated as of May 19, 2008 (as so amended, the “Credit Agreement”; capitalized terms used but not defined in this Amendment have the meanings given in the Credit Agreement, as amended by this Amendment), whereby the Lenders have made certain extensions of credit to Borrowers.
     B. Borrowers, the other Loan Parties and the Lenders desire to waive and amend certain provisions of the Credit Agreement as provided for herein.
Statement of Terms
     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Waiver. The Borrower has requested that the Administrative Agent and the Lenders waive the annual clean-up requirements of the Borrower as set forth in Section 2.10(j) of the Credit Agreement solely for the 2008 Annual Fiscal Period (the “Specified Non-Compliance”). Subject to the terms and conditions of this Amendment, the Administrative Agent and the Lenders hereby waive the Specified Non-Compliance, together with any Default or Event of Default that would otherwise occur as a result of the Specified Non-Compliance; provided that the waiver set forth in this Section 1 (a) shall apply only for the 2008 Annual Fiscal Period, and (b) shall be deemed null and void ab initio and of no further effect and such Specified Non-Compliance shall be an immediate Event of Default if at any time a Merger Termination Event (as defined below at the end of Section 2 hereof) shall have occurred.

     2. Amendment. Subject to the terms and conditions of this Amendment, the Credit Agreement shall be amended as follows:
          (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:
          “Merger” shall mean the merger of Holdings with and into KPLT Mergerco, Inc., a Delaware corporation, with KPLT Mergerco, Inc., a Delaware corporation, being the survivor of such merger, as contemplated by the terms of the Merger Agreement.
          “Merger Agreement” shall mean that certain Merger Agreement, dated on or about September 18, 2008 by and among KPLT Holdings, Inc., a Delaware corporation, KPLT Mergerco, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of KPLT Holdings, Inc., and Holdings, existing as of the Seventh Amendment Effective Date, together with all schedules, annexes, attachments and exhibits thereto, as the same may be further amended or modified after the Seventh Amendment Effective Date, provided, however that such amendment or modification does not violate the terms of Section 4 of the Seventh Amendment.
          “Seventh Amendment” shall mean that certain Seventh Amendment to Credit Agreement dated as of September ___, 2008 by and among Holdings, the Borrowers, the Lenders party thereto and the Administrative Agent.
          “Seventh Amendment Effective Date” shall have the meaning given to such term in Section 8 the Seventh Amendment.
          (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “EBITDA” and substituting in lieu thereof the following new definition to read in its entirety as follows:
          “EBITDA” shall mean, for any Fiscal Period, consolidated net income (or loss), as the case may be, of Holdings and its Subsidiaries determined on a consolidated basis in accordance with U.S. GAAP for such Fiscal Period (excluding all extraordinary gains or losses), and adding back to the extent deducted in determining such consolidated net income (or loss) for such Fiscal Period: (a) Interest Expense, (b) Depreciation, (c) Amortization, (d) Closing Costs in an amount not to exceed $8,000,000, (e) Tax Provisions, and (f) solely for the purpose of determining (i) the Interest Coverage Ratio under Sections 6.10 and 6.18, (ii) the Total Leverage Ratio under Sections 6.11 and 6.18, and (iii) the Senior Leverage Ratio under Sections 6.12 and 6.18, in each case, and solely for each Monthly Fiscal Period commencing with the Monthly Fiscal Period ending September 30, 2008 through and including the Monthly Fiscal Period ended as of February 28, 2009, the following items shall be excluded: (A) the IDS Secondary Expenses; (B) up to $7,000,000 for investment banking fees (including a fairness opinion) and for legal expenses not related to amendments in respect of this Agreement, in each case incurred for cash by Holdings after the Fifth Amendment Effective Date; (C)

up to $500,000 for other costs and expenses incurred for cash by Holdings after the Sixth Amendment Effective Date; (D) up to $800,000 in costs and expenses related to the Fifth Amendment; (E) up to $2,500,000 in costs and expenses related to the Sixth Amendment; and (F) up to $1,300,000 in costs and expenses related to the Seventh Amendment; provided that in the event Holdings or any of its Subsidiaries makes a Permitted Business Acquisition during such period, EBITDA for such period shall be calculated on a pro forma basis, based on the results of such acquired person as if such Permitted Business Acquisition had occurred on the first day of such period; and provided, further, that with respect to any such Permitted Business Acquisition, EBITDA may be further adjusted for post-acquisition cost savings so long as any and all such adjustments are satisfactory to the Administrative Agent and the Administrative Agent has received from the Borrowers all supporting financial information as the Administrative Agent may reasonably request in order to properly consider its approval of such adjustments. Solely for the purpose of determining (i) the Interest Coverage Ratio under Sections 6.10 and 6.18, (ii) the Total Leverage Ratio under Sections 6.11 and 6.18, and (iii) the Senior Leverage Ratio under Sections 6.12 and 6.18, any amendment fees paid by Holdings or any other Loan Parties in connection with any amendments of the Credit Agreement shall be deemed not to constitute Cash Interest Expense, but shall be deemed to constitute other costs and expenses of Holdings or such Loan Party.
          (c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Cash Interest Expense” and substituting in lieu thereof the following new definition to read in its entirety as follows:
          “Cash Interest Expense” shall mean, for any Fiscal Period without duplication, cash interest payments made in respect of the Indebtedness outstanding under the Loan Documents, the Holdings Subordinated Notes, and other permitted Indebtedness, including, without limitation or duplication, cash payments in respect of Deferred Subordinated Note Interest and interest thereon, such amounts to be net of any interest income (after giving effect to any interest rate hedges) during such Fiscal Period, but excluding the amount of the Deferred Subordinated Note Interest that has accrued on or prior to the date of determination during such Fiscal Period and not been paid in cash. Solely for the purpose of determining (i) the Interest Coverage Ratio under Sections 6.10 and 6.18, (ii) the Total Leverage Ratio under Sections 6.11 and 6.18, and (iii) the Senior Leverage Ratio under Sections 6.12 and 6.18, any amendment fees paid by Holdings or any other Loan Parties in connection with any amendments of the Credit Agreement shall be deemed not to constitute Cash Interest Expense, but shall be deemed to constitute other costs and expenses of Holdings or such Loan Party.
     (d) Section 5.4 of the Credit Agreement is hereby amended by adding the following new subsection (q) to read in its entirety as follows:
     (q) promptly upon receipt thereof, and in any event within three Business Days, a copy of any written notice (I) received by any Loan Party or Subsidiary stating or alleging that (i) such Loan Party or Subsidiary has breached its obligations under the Merger Agreement, (ii) any of the conditions precedent to the effectiveness of the Merger have not been, or are incapable of being, timely satisfied at any time and for any reason on or after the Seventh Amendment Effective Date in accordance with the terms of the Merger Agreement, or (iii) any other event has occurred that permits the termination of the Merger Agreement or of the Merger, or that permits the MergerSub or Parent (under and as defined in the Merger Agreement) to not consummate the Merger, in each case, unless the MergerSub and Parent (under and as defined the Merger Agreement) has agreed in a writing, in form and substance satisfactory to Administrative Agent, to waive the effect of such event and to consummate the Merger and related transactions in accordance with the terms of the Merger Agreement, (II) received by any Loan Party of termination in respect of the Merger Agreement or the Merger, or of any written amendment or modification of the Merger Agreement entered into by any of the parties to the Merger Agreement, or (III) delivered by any Loan Party to the MergerSub or Parent (under and as defined in the Merger Agreement) of termination in respect of the Merger or the Merger Agreement.
          (e) Section 6.12 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:
          SECTION 6.12 Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the end of any Monthly Fiscal Period ending during the period set forth below to be greater than the ratio set forth below for such Monthly Fiscal Period:

Maximum Senior
Applicable Period	Leverage Ratio
As of the Closing Date and for all Monthly Fiscal Periods ending on March 31, 2005 and thereafter through and including the Annual Fiscal Period 2007	2.50 to 1.00
Monthly Fiscal Period ending on January 31, 2008	2.40 to 1.00
Monthly Fiscal Periods ending on February 29, 2008 through and including March 31, 2008	2.50 to 1.00
Monthly Fiscal Periods ending on April 30, 2008 through and including June 30, 2008	2.95 to 1.00
Monthly Fiscal Periods ending on July 31, 2008 through and including February 28, 2009	2.90 to 1.00
All Monthly Fiscal Periods ending thereafter	2.40 to 1.00
          (f) Section 6.18 of the Credit Agreement is hereby amended by deleting the initial clause (iii) in such Section in their entirety and substituting in lieu thereof the following:
          (iii) The Senior Leverage Ratio is greater than:

Maximum Senior
Applicable Period	Leverage Ratio
As of the Closing Date and for all Monthly Fiscal Periods ending on March 31, 2005 and thereafter through and including the Annual Fiscal Period 2007	2.40 to 1.00
Monthly Fiscal Period ending on January 31, 2008	2.30 to 1.00
Monthly Fiscal Periods ending on February 29, 2008 and March 31, 2008	2.50 to 1.00
Monthly Fiscal Periods ending on April 30, 2008 through and including June 30, 2008	2.85 to 1.00
Monthly Fiscal Periods ending on July 31, 2008 through and including September 30, 2008	2.80 to 1.00
All Monthly Fiscal Periods ending thereafter	2.30 to 1.00
The amendments provided for above in Section 2 shall be deemed null and void ab initio and of no further effect if, at any time on or after the date of this Amendment, any of the following events shall have occurred (each such event is referred to herein as a “Merger Termination Event”) (i) the Merger is not consummated by February 28, 2009 for any reason, (ii) the Merger Agreement terminates pursuant to its terms, (iii) Borrowers or any other Loan Party receives a written notice of termination in respect of the Merger Agreement or the Merger, or (iv) Borrowers or any other Loan Party delivers to the MergerSub or Parent (under and as defined in the Merger Agreement) a written notice of termination in respect of the Merger or the Merger Agreement.
     3. Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment and the Confirmation attached hereto have been duly authorized, executed and delivered by such Borrower and any other Loan Party signatory thereto, (b) no Default or Event of Default has occurred and is continuing on and as of the date of this Amendment and after giving effect to this Amendment, and (c) all of the representations and warranties made by Holdings, Borrowers or any of the other Loan Parties in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment and after giving effect to this Amendment (except to the extent that any such representations or warranties (i) expressly referred to a specific prior date, or (ii) have changed based upon events expressly permitted by the Credit Agreement).
     4. Covenants. Each Borrower hereby covenants and agrees that (a) the consummation of the Merger shall constitute a Change of Control as such term is defined in the Credit Agreement, and (b) immediately upon the effective date of the Merger, the Borrowers shall repay in full all of the outstanding Loans and other Obligations and terminate the Commitments, and any failure on the part of the Borrowers to do any of the foregoing shall constitute an immediate Event of Default under the Credit Agreement.

     5. Ratification. Each Borrower hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by such Borrower in connection therewith (including without limitation the other Loan Documents to which such Borrower is a party), effective as of the date hereof and after giving effect to this Amendment.
     6. Release. (a) Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and Lenders, in their respective capacities as Administrative Agent and Lenders under the Credit Agreement, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date that this Amendment is executed by all parties, in each case solely for or on account of or relating to the Credit Agreement, any of the other Loan Documents or the transactions thereunder or related thereto, but not including any Claims based on (i) any unfulfilled Borrowing request that remains outstanding as of the date of this Amendment and for which a request for Borrowing has been properly given by Borrower Representative under the Credit Agreement but not yet funded by Lenders, or (ii) checks, wire transfers or other matters which are ancillary to the credit transactions contemplated by the Credit Agreement.
     (b) Each Loan Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
     (c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
     7. Reimbursement of Expenses. Additionally, Borrowers hereby agree, on a joint and several basis, to reimburse the Administrative Agent and the Lenders on demand for all reasonable costs and expenses (including without limitation reasonable attorney’s fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

     8. Conditions to Effectiveness. This Amendment shall be effective as of the date of this Amendment (the “Seventh Amendment Effective Date”), subject to satisfaction of each of the following conditions precedent, which conditions in any event must be satisfied in full on or prior to October 16, 2008 in order for this Amendment to be considered effective:
     (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed, completed and delivered by Borrowers, the Administrative Agent and each of the Required Lenders;
     (b) the Administrative Agent shall have received payment from Borrowers of all fees and expenses payable to it for its own account in connection with this Amendment;
     (c) the Administrative Agent shall have received counterparts of the Confirmation attached to this Amendment, duly executed, completed and delivered by each Loan Party party thereto;
     (d) the Administrative Agent shall have received payment by 3:00 P.M. (New York time), on the date that is one Business Day after the signing of the Merger Agreement by all parties thereto, from Borrowers of the Amendment Fee (defined below) for the account of the Lenders that have duly executed and delivered a counterpart of this Amendment to the Administrative Agent on or prior to 3:00 P.M. (New York time), September 16, 2008; and
     (e) the Administrative Agent shall have received a copy of the Merger Agreement in substantially final form, which Merger Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.
     The parties hereto acknowledge and agree that this Amendment shall not become effective, but shall terminate and be null and void, if each of the foregoing conditions precedent are not satisfied in full on or prior to October 16, 2008.
     9. Amendment Fee. Borrowers hereby agree to pay to each Lender (including General Electric Capital Corporation) that executes and delivers a counterpart of this Amendment to the Administrative Agent on or prior to 3:00 P.M. (New York time), September 16, 2008 (such Lender referred to herein as a “Consenting Lender”), an amendment fee (the “Amendment Fee”) an amount equal to the sum of (1) the product of 0.50% multiplied by the amount of such Lender’s Revolving Credit Commitment as of September 16, 2008 (prior to giving effect to the reduction in such Revolving Credit Commitment pursuant to the amendment to “Total Revolving Credit Commitment” set forth in Section 2(b) of this Amendment) plus (2) the product of 0.50% multiplied by the outstanding principal amount of such Lender’s Term Loans as of September 16, 2008. Borrower shall pay the Amendment Fee in immediately available funds to the Administrative Agent for distribution to the Consenting Lenders on or prior to 3:00 P.M. (New York time) on the date that is one Business Day after the signing of the Merger Agreement by all parties thereto; provided, however, that the Amendment Fee shall not be due and payable by Borrowers (or distributed by the Administrative Agent) to Consenting

Lenders unless and until all of the conditions precedent set forth in Sections 8(a) and (c) of this Amendment shall have been satisfied. Any such Amendment Fees shall be distributed by the Administrative Agent to Consenting Lenders within five (5) Business Days after receipt thereof from Borrower, provided that all conditions precedent in Sections 8(a) and (c) have been satisfied.
     10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
     11. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
     12. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
     13. Entire Agreement. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
     14. No Other Amendments or Waivers. Except for the waiver and the amendments set forth in Sections 1 and 2 above, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Administrative Agent’s and the Lenders’ security interests in, security titles to or other Liens on any Collateral.
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     IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to Credit Agreement be duly executed by their respective duly authorized officers, as of the date first above written.

VOLUME SERVICES AMERICA, INC.
By:
Name:
Title:

VOLUME SERVICES, INC.
By:
Name:
Title:

SERVICE AMERICA CORPORATION
By:
Name:
Title:

CENTERPLATE, INC.
By:
Name:
Title:

[Signature Page to Seventh Amendment to credit agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as Administrative Agent
By:
Name:
Title:

[Signature Page to Seventh Amendment to credit agreement]

, as a Lender
By:
Name:
Title:

[Signature Page to Seventh Amendment to credit agreement]

CONFIRMATION
          Each of the undersigned Loan Parties hereby acknowledges, consents and agrees to the terms of the foregoing Amendment and agrees and confirms that its obligations under each Loan Document to which it is a party will continue in full force and effect after giving effect to such Amendment.
     This       day of                      2008.

SERVICE AMERICA CONCESSIONS CORPORATION, a Maryland corporation
By:
Name:
Title:

SERVICE AMERICA OF TEXAS, INC., a Texas corporation
By:
Name:
Title:

V.S.I. OF MARYLAND, INC., a Maryland corporation
By:
Name:
Title:
[Signature Page to Seventh Amendment to Credit Agreement]

CENTERPLATE OF KANSAS, INC., a Kansas corporation
By:
Name:
Title:

[Signature Page to Seventh Amendment to Credit Agreement]